UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

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SAExploration Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

001-35471

(Commission file number)

27-4867100

(IRS Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Company's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	SAEX	NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement

Extension of Forbearance Agreements

As previously disclosed, on April 13, 2020, SAExploration Holdings, Inc. (the “Company”) and certain of its subsidiaries entered into a series of forbearance agreements with:

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certain lenders (the “ABL Forbearing Parties”) of approximately 98% of the outstanding principal amount of the loans under the Third Amended and Restated Credit and Security Agreement, dated as of September 26, 2018 (as amended, the “ABL Agreement”), by and among SAExploration Inc., a subsidiary of the Company (“SAE Inc.”), as the borrower, the Company, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto and Cantor Fitzgerald Securities (“Cantor”), as the agent (as amended, the “ABL Forbearance Agreement”);

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certain lenders (the “Term Loan Forbearing Parties”) of approximately 82% of the outstanding principal amount of the term loans under the Term Loan and Security Agreement, dated as of June 29, 2016 (as amended, the “Term Loan Agreement”), by and among the Company, as the borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Delaware Trust Company, as the collateral agent and as the administrative agent (as amended, the “Term Loan Forbearance Agreement”); and

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certain holders (the “Notes Forbearing Parties” and together with the ABL Forbearing Parties and the Term Loan Forbearing Parties, the “Forbearing Parties”) of approximately 98% of the outstanding principal amount of the Company’s 6.00% Senior Secured Convertible Notes due 2023 (the “Convertible Notes”) issued pursuant to the indenture, dated as of September 26, 2018 (as amended, the “Convertible Notes Indenture” and together with the ABL Agreement and the Term Loan Agreement, the “Debt Instruments”), by and among the Company, the Guarantors from time to time party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral trustee (as amended, the “Convertible Notes Forbearance Agreement” and together with the ABL Forbearance Agreement and the Term Loan Forbearance Agreement, the “Forbearance Agreements”).

Pursuant to the Forbearance Agreements, the Forbearing Parties agreed to refrain from exercising their rights and remedies under the Debt Instruments and applicable law (the “Forbearance”) with respect to existing defaults and other events of default that have occurred and are continuing as further specified in the Forbearance Agreements until 5:00 p.m. (New York City time) on the earlier of (a) May 31, 2020 and (b) the date the Forbearance Agreements otherwise terminate in accordance with their terms.

The foregoing descriptions of the Forbearance Agreements are summaries only and are qualified in their entirety by reference to the complete text of (i) the ABL Forbearance Agreement, attached hereto as Exhibit 10.1, (ii) the Term Loan Forbearance Agreement, attached hereto as Exhibit 10.2, and (iii) the Convertible Notes Forbearance Agreement, attached hereto as Exhibit 10.3, each incorporated by reference into this Item 1.01.

On May 27, 2020, the Company, certain of its subsidiaries and certain of the Forbearing Parties extended the effectiveness of the Forbearance under the Forbearance Agreements until the earlier of (i) June 30, 2020 and (b) the date the Forbearance Agreements otherwise terminate in accordance with their terms.  On June 29, 2020, the Company, certain of its subsidiaries and certain of the Forbearing Parties extended the effectiveness of the Forbearance under the Forbearance Agreements until the earlier of (i) July 31, 2020 and (b) the date the Forbearance Agreements otherwise terminate in accordance with their terms.

Extension of Date for Shareholder Approval of Series F Warrants

As previously disclosed, in connection with the ABL Agreement, on December 11, 2019, the Company agreed to issue Series F Warrants to purchase shares of common stock, par value $.0001 per share, of the Company to the Lenders under the ABL Agreement. Pursuant to the ABL Agreement, the Company was initially required to obtain shareholder approval for the issuance of Series F Warrants to the Lenders by February 28, 2020. Previously, the Company and the Lenders extended the deadline by which such shareholder approval need be obtained to July 28, 2020.

On June 29, 2020, the Company and the Lenders extended the deadline by which such shareholder approval need be obtained by the Company to September 30, 2020.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1

Forbearance Agreement, dated as of April 13, 2020, among SAExploration, Inc., SAExploration Holdings, Inc., the other loan parties thereto and the lenders party thereto (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on April 13, 2020)

10.2

Forbearance Agreement, dated as of April 13, 2020, among SAExploration Holdings, Inc., the other loan parties thereto and the lenders party thereto (incorporated by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2019 filed with the SEC on April 13, 2020)

10.3

Forbearance Agreement, dated as of April 13, 2020, among SAExploration Holdings, Inc., the guarantors party thereto and the holders party thereto (incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10–K  for the fiscal year ended December 31, 2019 filed with the SEC on April 13, 2020)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2020 SAExploration Holdings, Inc.

By: /s/ John A. Simmons

Name: John A. Simmons

Title: Vice President and Chief Financial Officer

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